UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2010

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On February 4, 2009, State Street Corporation (“State Street”) announced that it has entered into settlements with the Securities and Exchange Commission (the “SEC”), the Massachusetts Attorney General and the Massachusetts Securities Division of the Office of the Secretary of State to resolve their investigations into losses incurred by and disclosures made around certain active fixed-income strategies managed by State Street Global Advisors during 2007 and earlier periods. In reaching these settlements, State Street has not admitted or denied the allegations made by the regulators.

Under the terms of the agreement with the SEC, State Street has agreed to establish a $313 million fair fund, which includes a fine of $50 million and disgorgement of advisory fees and interest of approximately $8 million. Combined with the approximately $350 million in prior client settlements, the total compensation to investors will be approximately $663 million. Under the settlements with the Commonwealth of Massachusetts, State Street has agreed to pay $10 million to each of the Massachusetts Secretary of State and the Massachusetts Attorney General. State Street’s previously established legal reserve will fully cover the cost of the settlements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By: /s/ David C. Phelan

Name: David C. Phelan

Title: Executive Vice President and General Counsel

Date: February 4, 2010